UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

VICON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York	1-7939	11-2160665
(State of Incorporation or	(Commission File Number)	(IRS Employer
Organization)		Identification No.)

135 Fell Court, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 952-2288
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 21, 2015, Vicon Industries, Inc. (“the Company”) held its Annual Meeting of Shareholders. The matters voted upon and results of the vote were as follows:

PROPOSAL 1. ELECTION OF FOUR DIRECTORS

The holders of common stock of the Company elected Mr. Eric S. Fullerton and Mr. Julian A. Tiedemann to serve for a three-year term expiring at the 2018 Annual Meeting of Shareholders and Mr. Joseph A. Budano and Ms. Gioia Messinger to serve for a one-year term expiring at the 2016 Annual Meeting of Shareholders. The voting results for nominees to the Board of Directors were as follows:

Nominee	For	Withheld	Broker Non-Votes
Mr. Eric S. Fullerton	1,935,396	65,500	3,828,095
Mr. Julian A. Tiedemann	1,932,497	68,399	3,828,095
Mr. Joseph A. Budano	1,933,713	67,183	3,828,095
Ms. Gioia Messinger	1,883,698	117,198	3,828,095

PROPOSAL 2. APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION

The holders of common stock of the Company approved, on an advisory basis, the compensation of its named executive officers as disclosed in its proxy statement by the following count:

For	Against	Abstain	Broker Non-Votes
1,514,237	464,532	22,127	3,828,095

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The holders of common stock of the Company ratified the appointment of BDO USA, LLP as the Company's independent registered public accountants for the fiscal year ending September 30, 2015 by the following count:

For	Against	Abstain	Broker Non-Votes
5,720,654	5,221	103,116	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2015

VICON INDUSTRIES, INC.
By: /s/ John M. Badke
John M. Badke
Senior Vice President, Finance and
Chief Financial Officer